                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation  by reference in  Registration  Statements  No.
333-70037, No. 333-60314, No. 333-83920, No. 333-93943 and No. 333-88350 on Form
S-3 and No. 333-95285,  No.  333-81604,  No. 333-62158 and No. 333-88346 on Form
S-8 of NYFIX,  Inc. of our report on NYFIX,  Inc.,  dated February 24, 2003, May
27, 2004 as to the effects of the restatement  discussed in Note 2 (which report expresses an unqualified opinion and includes an explanatory  paragraph relating to the restatement  discussed in Note 2) appearing in this Annual Report on Form
10-K/A of NYFIX,  Inc.  for the year ended  December  31,  2002.

                                                  /S/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
May 28, 2004